UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2006

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA	91367-5021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02            Termination of a Material Definitive Agreement

Zenith National Insurance Corp., the Registrant, previously reported in its Current Report on Form 8-K filed on May 26, 2006 that William J. Owen, Senior Vice President, Chief Financial Officer and Treasurer of the Registrant, notified the Registrant’s Board of Directors that he would retire following the filing of the Registrant’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006 and that such retirement was expected to occur on or about August 1, 2006.

Consistent with the foregoing, on August 1, 2006, Mr. Owen retired and resigned from the position of Senior Vice President, Chief Financial Officer and Treasurer of the Registrant and voluntarily terminated the employment agreement by which he is employed in such position.  He will remain an at-will employee of the Registrant for a short period to transition his duties to his successor. The description of Mr. Owen’s employment agreement set out in Item 1.01, section 4, of the Registrant’s Current Report on Form 8-K filed on October 12, 2004 is incorporated herein by reference.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

(b)    On August 1, 2006, Mr. Owen retired and resigned from his position as Senior Vice President, Chief Financial Officer and Treasurer of the Registrant.  Please see Item 1.02 of this Current Report on Form 8-K.

(c)    The Registrant previously reported in its Current Report on Form 8-K filed on May 26, 2006, that Kari L. Van Gundy would become Senior Vice President, Chief Financial Officer and Treasurer of the Registrant following Mr. Owen’s retirement.  Consistent with this previous report, on August 1, 2006, Ms. Van Gundy became Senior Vice President, Chief Financial Officer and Treasurer of the Registrant.

Ms. Van Gundy’s employment agreement is set out under the caption “Agreement with Kari L. Van Gundy” in Item 1.01 and her biographical and other information are set out in Item 5.02(c) of Registrant’s Current Report on Form 8-K filed on May 26, 2006, and her employment agreement and biographical and other information, as so set out, are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: August 1, 2006	By:	/s/ MICHAEL E. JANSEN
		Name:	Michael E. Jansen
		Title:	Executive Vice President and General Counsel